                                                                     EXHIBIT 4.4







                       INVESTMENT/PROFIT SHARING TRUST "C"

                                       FOR

                          INGLES MARKETS, INCORPORATED





                             EFFECTIVE APRIL 1, 1999

                                      INDEX

ARTICLE                    TITLE                                          PAGE
-------                    -----                                          ----

I.       CONTRIBUTIONS AND BENEFIT PAYMENTS...............................  3
         1.1      Fund Assets.............................................  3
         1.2      Contributions...........................................  3
         1.3      Payment of Funds........................................  3
         1.4      Nonalienation of Benefits...............................  3
         1.5      Benefit Checks..........................................  4
         1.6      Benefit Payments to Incompetents........................  5

II.      INVESTMENTS......................................................  6
         2.1      Authorized Investments..................................  6
         2.2      Standard of Care; Diversification.......................  8
         2.3      Employer Securities and Real Property...................  9
         2.4      Prohibited Transactions.................................  9
         2.5      Tax-Exempt Status....................................... 15
         2.6      Investment Manager...................................... 15
         2.7      Collective Trust Fund................................... 17
         2.8      Loans................................................... 17
         2.9      Participant Directed Accounts........................... 17
         2.10     Trust Investments....................................... 18

III.     ADMINISTRATION.....................................................19
         3.1      Expenses..................................................19
         3.2      Legal Expenses............................................19
         3.3      Accounting Records........................................19
         3.4      Removal; Resignation......................................20
         3.5      Acts of Employer and Committee............................21
         3.6      Liability for Breach by Other Trustee.....................21
         3.7      Limitation on Actions Against Trustee.....................21
         3.8      Service of Process........................................22
         3.9      Bonding...................................................22
         3.10     Indemnity.................................................23

IV.      LIFE INSURANCE COMPANIES...........................................24
         4.1      Reliance by Insurer.......................................24

V.       EVIDENCE OF AUTHORITY TO DIRECT TRUSTEE............................25
         5.1      Actions by Employer.......................................25
         5.2      Instructions by Committee.................................25
         5.3      Reliance on Instruments...................................25

VI.      AMENDMENTS; MERGERS................................................26
         6.1      Amendment.................................................26
         6.2      Fund Merger, Etc..........................................27
         6.3      Adoption by Successor Employer............................27
         6.4      No Diversion of Funds.....................................27
         6.5      Governing Law.............................................28

                          INGLES MARKETS, INCORPORATED
                       INVESTMENT/PROFIT SHARING TRUST "C"


         THIS TRUST AGREEMENT is made and entered into between INGLES MARKETS, INCORPORATED, a North Carolina corporation (the"Employer") and ROBERT P. INGLE, VAUGHN C. FISHER, and BRENDA S. TUDOR, as Trustees (the "Trustees") to be effective as of April 1, 1999.


                                  WITNESSETH:

         WHEREAS, the Employer desires to create the INGLES MARKETS, INCORPORATED INVESTMENT/PROFIT SHARING TRUST "C" (the "Trust"), to be maintained along with the INGLES MARKETS, INCORPORATED INVESTMENT/PROFIT SHARING PLAN, as restated and amended on September 26, 1993 and subsequently amended by the First, Second and Third Amendments (collectively the "Plan"), each in accordance with the Employee Retirement Income Security Act of 1974 and the applicable provisions of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the Employer desires to maintain three separate Trusts, this Trust to be known as the Ingles Markets, Incorporated Investment/Profit Sharing Trust "C" under which Robert P. Ingle, Vaughn C. Fisher and Brenda S. Tudor are trustees, the Ingles Markets,

Incorporated Investment/Profit Sharing Trust "A" under which First Union National Bank of North Carolina (the "Other Trustee") is trustee, and the Ingles Markets, Incorporated Investment/Profit Sharing Trust "B" under which Robert P. Ingle, Vaughn C. Fisher and Brenda S. Tudor are trustees; and

         WHEREAS, terms used herein that are defined in said restated Plan shall, unless the text of this Trust Agreement clearly indicates otherwise, have the same meaning as in the restated Plan.

         NOW, THEREFORE, the Employer and the Trustee do hereby adopt the Ingles Markets, Incorporated Investment/Profit Sharing Trust "C" Agreement to read as follows:

                                    ARTICLE I

                       CONTRIBUTIONS AND BENEFIT PAYMENTS

         1.1 Fund Assets. The "C" Fund shall consist of all monies and other assets including Qualifying Employer Securities which have heretofore and which may hereafter be contributed from time to time by the Employer and the Participants of the Plan and all income and other property held by the Trustee from time to time pursuant to the terms hereof.

         1.2 Contributions. The Trustee shall be under no duty to require payment of any contributions to the "C" Fund. However, once contributions are received, the Trustee shall be responsible for the investment, management and control of such contributions as a part of the "C" Fund in accordance with the provisions of this Trust Agreement.

         1.3 Payment of Funds. The Trustee or its agent shall make such payments from the "C" Fund, in cash or in kind, as the Committee appointed to administer the Plan shall direct in writing. The Committee may also direct the payment of or reimbursement for expenses of administering the Plan. The Committee shall issue no direction to the Trustee other than in accordance with the terms of the Plan. Accordingly, the Trustee shall have no duty to question the propriety of any direction of the Committee.

         1.4 Nonalienation of Benefits. Except for the security interest the Trustee is required to take in the event a loan is made to a Participant, Retired Participant or Beneficiary as provided in Section 10.6 of the Plan or as otherwise provided by law, distributions to be made hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The "C" Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

                  The above paragraph shall apply to the creation, assignment or recognition of a right to any benefit payable to a Participant according to a Domestic Relations Order; provided, however, in no event shall it apply to a Qualified Domestic Relations Order.

         1.5 Benefit Checks. In the event that any check in payment of a benefit provided under the Plan has been dispatched by regular U.S. Mail to the last address of the payee furnished to the Trustee or its agent by the Committee, and such check is returned unclaimed, the Trustee shall notify the Committee and shall discontinue further payments to such payee until the Trustee receives further instructions from the Committee.

         1.6 Benefit Payments to Incompetents. If the Committee determines that any person entitled to benefits under the Plan is incompetent by reason of physical or mental disability or minority and consequently unable to give a valid and binding receipt, the Committee may direct the Trustee to make payments thereafter becoming due to such person (so long as such incompetency shall continue) to any other person for the sole benefit of such incompetent Participant, Retired Participant, Terminated Participant, or Beneficiary or to his guardian (if one shall have been legally appointed), without responsibility on the part of the Committee or the Trustee to see to the further application of such payments.

                                   ARTICLE II

                                   INVESTMENTS

         2.1 Authorized Investments. Except as provided in any of the following Sections of this ARTICLE, the Trustee is authorized and empowered in its sole discretion, but not by way of limitation:

                  A. To invest and reinvest the principal and income of the "C" Fund, without distinction between principal and income, in such stocks, common trust funds, bonds, commodities, notes, mortgages, or other obligations, trust and participation certificates, leaseholds, or in such other property, or interests therein, whether real or personal, as the Trustee deems proper, provided that the physical indicia of ownership of such investments is situated within the jurisdiction of the district courts of the United States;

                  B. To keep any cash from time to time held hereunder in checking accounts, savings accounts, and certificates of deposit;

                  C. To sell, exchange, convey, transfer or otherwise dispose of any property held by it by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or property delivered to the Trustee, or to inquire into the validity, expediency, or propriety of any such sale or other disposition or to inquire into the terms of the Trust, or to see that such terms are complied with;

                  D. To vote upon any stocks, bonds, or other securities, to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in any corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property, whether real or personal, held in the "C" Fund;

                  E. To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  F. To register any investment held in the "C" Fund in the name of the "C" Fund or in the name of a nominee and to hold any investment in bearer form, provided that the books and records of the Trustee shall at all times show that all such investments are part of the "C" Fund;

                  G. To purchase and own life insurance and annuity contracts on the lives of the Participants issued by insurance companies authorized to do business in the State of North Carolina selected by the Committee; and to exercise (acting upon the written authorization of the Committee) all rights of ownership provided in said contracts;

                  H. To borrow money and no person lending to the Trustee need see the application of the money lent or the propriety of the borrowing;

                  I. To employ suitable agents or custodians and to employ counsel who may, but need not, be counsel for the Employer, and the Trustee shall be fully protected in acting upon the advice of such counsel;

                  J. To do all acts, whether or not expressly authorized, which they may deem necessary or proper for the protection of the property held hereunder.

         2.2 Standard of Care: Diversification. The Trustee shall perform all acts within its authority for the exclusive purposes of providing benefits to Participants, Retired Participants, Terminated Participants, and their Beneficiaries and defraying reasonable expenses of administering the Plan and the Trust, and shall perform such acts with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the terms of the preceding sentence the Trustee shall diversify the investments of the "C" Fund, so as to minimize the risk of large losses. Notwithstanding anything to the contrary in this Section 2.2, the Trustee shall not be liable for any loss to a particular Participant's account which results from (i) the investment and management of such Participant's account by the Other Trustee, or (ii) such Participant's exercise of investment control and direction over the Trustee, or the Employer's exercise of investment control and direction over the Trustee, as may be permitted under the terms of the Plan and this Trust Agreement.

         2.3 Employer Securities and Real Property. The Trustee may invest in or hold Qualifying Employer Securities. Except as provided in the preceding sentence, the Trustee shall not invest any portion of the "C" Fund in stocks, bonds, notes, debentures or other obligations issued by the Employer, or any affiliated company, nor purchase or lease any property from or sell or lease any property to the Employer or an affiliated company without first obtaining a prior ruling from the Internal Revenue Service that such investment, purchase, lease, or sale will not destroy the qualified status of the Plan and this Trust under Code Sections 401(a) and 501(a) respectively. The diversification requirement of Section 2.2 shall not apply to the portion of the "C" Fund which is held in Qualifying Employer Securities. Notwithstanding anything contained herein to the contrary, unless the Secretary of Labor allows, the Trustee shall not engage in any transaction it knows or should know directly or indirectly constitutes a transaction prohibited by the Act or prohibited by Section 2.4 below.

         2.4 Prohibited Transactions. Except as otherwise specifically set forth in this or other Sections of this Trust Agreement or in the Plan or as otherwise allowed by regulations, class exemptions, revenue rulings, releases or other publications issued by the Treasury or Labor Departments:

                  A. The Trustee shall not cause the "C" Fund to engage in a transaction if the Trustee knows or should know that such a transaction constitutes a direct or indirect:

                           1. sale or exchange, or leasing of any property between the "C" Fund and a Party-in-Interest;

                           2. lending of money or other extension of credit between the "C" Fund and a Party-in-Interest;

                           3. furnishing of goods, services or facilities between the "C" Fund and a Party-in-Interest;

                           4. transfer to, or use by or for the benefit of a Party-in-Interest, of any assets of the "C" Fund;

                           5. acquisition or retention, on behalf of the "C" Fund, of any Employer security or Employer real property in violation of Act Section 407(a).

                  B. Any person or entity of any kind who has the power to exercise any discretion or control over the Plan or the "C" Fund shall not:

                           1. deal with the income or assets of the "C" Fund in his or its own interest or for his or its own account, if such person or entity uses any of his or its discretion or control to cause the Plan or the "C" Fund to pay a fee for service furnished by such person or entity, or furnished by another person in which such person or entity has an interest which may affect his or its best judgment in exercising such discretion or control;

                           2. in his individual or in any other capacity act in any transaction involving the Plan, this Trust or the assets hereof on behalf of any person (or represent any person) whose interests are adverse to the interests of this Trust or its assets, or the interests of the Plan or the interests of its Participants, Retired Participants, Terminated Participants or their Beneficiaries; or

                           3. receive any consideration for his or its own personal account from any person dealing with the Plan or Trust in connection with a transaction involving the income or assets of the "C" Fund.

         The provision of services to the Plan without the receipt therefor of compensation or other consideration (other than reimbursement of direct expenses properly and actually incurred in the performance of such services) is not in and of itself prohibited by paragraphs B1 or B3 of this Section 2.4.

                  C. A transfer of real or personal property by a Party-in-Interest shall be considered a sale or exchange if the property is subject to a mortgage or similar lien which the Trust assumes or if it is subject to a mortgage or similar lien which a Party-in-Interest placed on the property within a 10 year period ending on the date of the transfer to the Trust.

                  D. Nothing in paragraphs A, B or C of this Section 2.4 shall prohibit:

                           1. any Participant, Retired Participant or Terminated Participant or any of their Beneficiaries from receiving a benefit under the Plan consistent with the terms of the Plan as applied to all other Participants, Retired Participants, Terminated Participants and their Beneficiaries.

                           2. any Participant from serving as an officer, Employee, agent or other representative of a Party-in-Interest.

                           3. the transfer of any portion of the "C" Fund to the Other Trustee pursuant to directions given by the Committee.

                  E.       If the prohibitions of paragraph B of this Section
2.4 are inapplicable, then notwithstanding anything to the contrary in paragraphs A and C of this Section 2.4:

                           1. a contract or reasonable arrangement may be made with a Party-in-Interest for office space or legal, accounting or other services necessary for the establishment or operation of the Plan and Trust, if no more than reasonable compensation is paid therefor;

                           2. any person or entity may receive reasonable compensation for services rendered, or may receive reimbursement of expenses properly and actually incurred, in the performance of his or its duties with the Plan or Trust, except that no person who is receiving full time pay from the Employer shall receive compensation from the Plan or the Trust, except reimbursement of expenses properly and actually incurred.

                  F. The term "Party-in-Interest" shall mean the following:

                           1. a fiduciary (including any administrator, officer, Trustee or custodian), counsel or employee of the Plan;

                           2. a person or entity providing services to the Plan;

                           3.       the Employer;

                           4. an employee organization (i.e. union) any of whose members are covered by the Plan;

                           5. the owner (directly or indirectly) of 50% or more of


                                    (i)      the value or the voting power of
                           the Employer's stock, or

                                    (ii)     a trust or unincorporated
                           enterprise which is an employer or employee organization described in Sections 2.4F4;

                           6. the spouse, parent, grandparent, child or grandchild of an individual described in Sections 2.4F1, 2 or 5, or spouse of such parent, grandparent, child or grandchild;

                           7. an association, corporation, partnership, trust or estate of which (or in which) 50% or more of

                                    (i)      the value or voting power of the
                           stock of such association or corporation,

                                    (ii)     the capital or profits interest of
                           such partnership, or

                                    (iii)    the beneficial interest of such
                           trust or estate

                  is owned (directly or indirectly) by the persons or entities described in Sections 2.4F1, 2, 3, 4 or 5;

                           8. an employee, officer, director or a 10% or more shareholder of a person or entity described in Sections 2.4F2, 3, 4, 5 or 7, or of the Plan or the "C" Fund;

                           9. a 10% or more (directly or indirectly in capital or profits) partner or joint venturer of a person or entity described in Sections 2.4F2, 3, 4, 5 or 7.

                  G. Notwithstanding anything herein to the contrary, the sale or acquisition of Qualifying Employer Securities by the "C" Fund to or from a Party-in-Interest shall not be prohibited if:

                           1. such sale or acquisition is for adequate consideration (or in the case of an obligation, at a price not less favorable to the "C" Fund than the price determined under Act Section 407(e)(l));

                           2.       no commission is charged with respect
                  thereto; and

                           3. such sale or acquisition otherwise meets the requirements of Act Section 408(e).

         2.5 Tax-Exempt Status. The Employer intends that the Trust shall be exempt from Federal Income Taxation under Code Section 501(a) or under any comparable provision of any future legislation which amends, supplements, or supersedes said Section, and until advised to the contrary the Trustee may assume that the Trust is so qualified and is entitled to tax exemption.

         2.6      Investment Manager.

                  A. As used herein, "Investment Manager" means the individual or entity, other than the Trustee or named fiduciary as defined in Act Section 401(a)(2), appointed by the

Committee pursuant to Paragraph B hereof, to manage, acquire or dispose of assets of the "C" Fund. Any Investment Manager shall be (a) registered as an investment adviser under the Investment Advisers Act of 1940; (b) a bank, as defined in the Investment Advisers Act of 1940; or (c) an insurance company qualified under the laws of more than one state to perform the services described in the immediately preceding sentence Any Investment Manager so appointed shall acknowledge in writing that he or it is a fiduciary with respect to the Plan.

                  B. The Committee may, but shall not be obligated to, appoint an Investment Manager to serve in accordance with the terms of the Trust. The Committee shall have the right at any time or times to remove any Investment Manager so appointed. If an Investment Manager is appointed the Committee shall from time to time direct the amount, which may include the entire "C" Fund, which shall be subject to management by the Investment Manager.

                  C. The Trustee shall not be liable for the acts or omissions of any Investment Manager or be under any obligation to invest or otherwise manage any asset of the "C" Fund which is subject to the management of the Investment Manager.

                  D. To the extent the Committee directs that the "C" Fund shall be subject to the management of an Investment Manager, the Trustee shall be subject to the proper directions of the Investment Manager. The Investment Manager is authorized and empowered in its sole discretion, but not by way of limitation, to make such investments and to do such things as the Trustee may make or do pursuant to Section 2.1 hereof (with the exception of Section 2.1G), subject, however, to the same standard of care, diversification requirement and prohibitions applicable to the Trustee contained in Sections 2.2, 2.3 and 2.4 hereof.

         2.7 Collective Trust Fund. The Trustee or the Investment Manager may from time to time transfer all or a part of the "C" Fund to any common or collective trust funds created and maintained by the Trustee, its affiliates, or the Investment Manager subject to all terms and provisions of the particular trust fund in which invested, provided that such trust funds contemplate the commingling for investment purposes of such trust assets with assets of other trusts qualified under Code Section 401, or the corresponding provisions of any subsequent law of similar purpose. All of the provisions of the particular trust funds' declarations of trust as amended from time to time, shall be deemed to be incorporated herein and be a part hereof at all times when any of the funds of this Trust are held in any such common or collective trust funds.

         2.8 Loans. The Trustee may, if the Committee consents, make loans to Participants, Retired Participants or Beneficiaries in accordance with
Section 10.6 of the Plan.

         2.9 Participant Directed Accounts. The Committee may also adopt procedures permitting Participants, Retired Participants, Terminated Participants, Beneficiaries and Alternate Payees to direct the investment by the Trustee of all amounts allocated to the separate accounts of each Participant, Retired Participant, Terminated Participant, Beneficiary or Alternate Payee under the Plan. In making any investment of the assets of the "C" Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Committee or by Participants, Retired Participants, Terminated Participants, Beneficiaries and Alternate Payees in accordance with the Committee's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. The Trustee shall not be liable for or under any obligation with respect to the investment or management of any asset of the Fund which is subject to the investment direction of any Participant, Retired Participant, Terminated Participant, Beneficiary or Alternate Payee.

         2.10 Trust Investments. The Employer shall select all investments and investment vehicles in which assets of the "C" Fund may be invested, and shall communicate its selections to the Trustee. The Trustee shall invest all Plan assets in such investment vehicles as are selected by the Employer, pursuant to the Employer's direction or direction by Participants and others as set forth in Section 2.9. The Trustee shall not be liable for or under any obligation with respect to the investment or management of any asset of the Fund which is subject to the investment direction of the Employer, any Participant, Retired Participant, Terminated Participant, Beneficiary or Alternate Payee.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 Expenses. The expenses incurred by the Trustee in the administration of the "C" Fund, such compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee and all other proper charges and expenses of the Trustee and of its agents and counsel, shall be paid from the "C" Fund, to the extent not paid by the Employer or otherwise provided in Section 3.2. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon the "C" Fund or the income thereof shall be paid from the "C" Fund.

         3.2 Legal Expenses. Legal expenses incurred by the Trustee shall constitute a proper charge against the "C" Fund except expenses of the Trustee connected with litigation primarily occasioned by and involving a charge of negligence or willful misconduct of the Trustee, in which case the expense shall be a charge against the "C" Fund if it shall be finally determined by such litigation that no loss occurred by reason of the negligence or willful misconduct of the Trustee. The Trustee shall be under no duty to engage in litigation unless it is first indemnified against expense by the Employer or unless the litigation involved is a question of its own misconduct.

         3.3 Accounting Records. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Employer. Within 60 days following the end of the Plan Year or the end of such other fiscal period as the Employer may from time to time designate, and within 60 days following requests made from time to time by the Committee, the Trustee shall file with the Employer and the Committee a written accounting setting forth all investments, receipts, disbursements and other transactions effected by it during the period from the date of its last such accounting and a list of the assets of the "C" Fund at the end of such period. Such accounting may be in the form of a monthly or quarterly accounting which, when taken together, reflects the matters set forth in the preceding sentence. Before the expiration of six (6) months from the date of filing any such accounting, the Committee shall file its written objections, if any, with the Trustee with respect to the propriety of its acts and transactions shown in such accounting. Nothing herein contained, however, shall be deemed to deny the Trustee its right to have an accounting of the "C" Fund judicially settled.

         3.4 Removal; Resignation. The Employer may at any time remove any Trustee acting hereunder. Any Trustee acting hereunder may at any time resign by mailing a written resignation by registered or certified mail to the Employer, which resignation shall take effect on the date therein specified, provided same shall not be less than 30 days from the date of its mailing unless the Employer shall agree to an earlier date. In any case, the necessity for such 30 days' notice may be waived by the mutual agreement of the resigning Trustee and the Employer. Upon such removal or resignation of a Trustee, the Employer shall appoint a corporation or an individual or individuals to be a successor Trustee hereunder in the place of any removed or resigning Trustee. Any such successor Trustee shall have the same powers and duties as those conferred upon the removed or resigning Trustee. After receiving notice of removal or of the effective date of resignation, the removed or resigning Trustee's sole duty shall be to transfer, pay over, and deliver the "C" Fund to the successor Trustee. The removed or resigning Trustee shall be authorized, however, to reserve such reasonable sum of money as it may deem advisable, to provide any sums chargeable against the "C" Fund for which it may be liable, or for payment of its fees and expenses in connection with the settlement of its accounting or otherwise, and any balance of such reserve remaining after the payment of fees and expenses shall be paid over to the successor Trustee.

         3.5 Acts of Employer and Committee. The Trustee shall not be liable for any act or failure to act by the Employer, the Committee, or the Other Trustee in the performance of their responsibilities under the terms of the Plan or the requirements of the Act, or in carrying out any directions of the Committee in accordance with the Plan.

         3.6 Liability for Breach by the Other Trustee. To the extent permitted under the Act, the Trustee shall not be liable either individually or as a Trustee for any loss resulting or arising from the acts or omissions on the part of the Other Trustee.

         3.7 Limitation on Actions Against Trustee. No action shall be commenced with respect to the Trustee's breach of any responsibility, duty or obligation under the Plan or this Trust Agreement after the earliest of:

                  A. 6 years after (i) the last action which constituted a part of the breach or a violation; or (ii) in the case of an omission, the latest date on which the Trustee could have cured the breach or violation; or

                  B. 3 years after the earliest date: (i) on which the plaintiff had actual knowledge of the breach or violation; or (ii) in which a report from which he could have reasonably been expected to have obtained knowledge of such breach or violation was properly filed; or

                  C. 6 years after the date of the discovery of a breach or violation in the event of the Trustee's fraud or concealment.

         3.8 Service of Process. With respect to any litigation arising as a result of the terms of this Trust Agreement, service of process on the Employer or Trustee shall constitute service of process on all necessary parties of the service of process. The settlement of judgment in any such case in which the Employer is duly served or cited shall be binding upon all Participants, Terminated Participants, Retired Participants, and their Beneficiaries, and upon all persons claiming by, through, or under them.

         3.9 Bonding. The Trustee acting hereunder and all other persons designated by the Employer or the Trustee to receive, handle, disburse, or otherwise exercise custody or control of funds or other property held in the "C" Fund shall be bonded in accordance with the provisions of the Act.


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



         3.10 Indemnity. Unless resulting from the Trustee's gross negligence, willful misconduct or lack of good faith, the Employer shall indemnify and hold the Trustee harmless from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee.

                                   ARTICLE IV

                            LIFE INSURANCE COMPANIES

         4.1 Reliance by Insurer. If the Trustee purchases a life insurance or annuity contract from an insurance company, such insurance company shall not be deemed a party to this Trust Agreement or the Plan. A certification in writing by the Trustee as to the occurrence of any event contemplated by this Trust Agreement or the Plan shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not verify that any action of the Trustee is authorized by this Trust Agreement or the Plan. Any change made or action taken by an insurance company upon the direction of the Trustee shall fully discharge the insurance company for all liability with respect thereto, and it need not see to the distribution or further application of any monies paid by it to the Trustee or paid in accordance with the direction of the Trustee.

                                    ARTICLE V

                     EVIDENCE OF AUTHORITY TO DIRECT TRUSTEE

         5.1 Actions by Employer. Any action by the Employer pursuant to any of the provisions of this Trust Agreement shall be evidenced by a resolution of its Board of Directors or an Executive Committee thereof certified over the signature of its Secretary or Assistant Secretary, or by written instrument executed by any person authorized by said Board of Directors or Executive Committee thereof to take such action; and the Trustee shall be fully protected in acting in accordance with such written instrument or resolution so certified.

         5.2 Instructions by Committee. All orders, requests, and instructions of the Committee to the Trustee shall be in writing, signed by one of its members or by its Secretary and the Trustee shall act and shall be fully protected in acting in accordance with such orders, requests, and instructions, and shall have no duty to see to the application of any funds paid in accordance therewith. The Secretary or Assistant Secretary of the Employer shall certify to the Trustee the appointment and termination of office of members of the Committee and the Trustee shall not be charged with knowledge thereof until it receives such notice.

         5.3 Reliance on Instruments. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, endorsements or any other written instruments which the person acting in reliance thereon reasonably believes to be pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties.

                                   ARTICLE VI

                               AMENDMENTS; MERGERS

         6.1 Amendment. The Employer reserves the right at any time and from time to time by written instrument delivered to the Trustee to alter or amend this Trust Agreement in whole or in part, provided that no such alteration or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent, and provided further that no such amendment shall authorize or permit any part of the corpus or income of the "C" Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Terminated Participants, and Retired Participants, and their Beneficiaries, except as otherwise provided in Section 6.4.

                  Notwithstanding the above provisions of this Section, in order to comply with the Act, the Employer may make any amendment it determines necessary or desirable with or without retroactive effect.

                  Any amendment made to this Trust Agreement shall be binding upon all Employers participating in the Plan. This Section 6.1 may be changed at any time by any Employer with respect to that Employer only by giving notice to all Employers that such Employer has a right to amend the Plan with respect to such Employer without affecting Plan provisions in effect for other Employers.

         6.2 Fund Merger, Etc. In the event of the merger, consolidation, or transfer of any portion of the "C" Fund to a trust fund held under any other plan of deferred compensation or in the event of partial or complete termination of the Plan all as provided therein, the Trustee shall dispose of the "C" Fund or a part thereof, as the case may be, in accordance with the written order of the Committee accompanied by its certification to the Trustee that such disposition is made in accordance with the terms of the Plan and that the conditions of Section 6.4 are met with respect to such disposition.

         6.3 Adoption by Successor Employer. In the event of the merger or consolidation involving the Employer or other circumstances whereby a successor association, corporation or other business organization shall continue to carry on all or a substantial part of the business of the Employer, and such successor shall elect to carry on the provisions of the Plan as therein provided, such successor shall be substituted for the Employer hereunder.

         6.4 No Diversion of Funds. The assets of the "C" Fund shall be maintained for the exclusive benefit of Participants, Retired Participants, Terminated Participants and their Beneficiaries, and it shall be impossible for any part of the "C" Fund to be used for or diverted to any purpose other than the exclusive benefit of such persons, except to the extent that:

                  A. Such portion of the "C" Fund may be applied to pay expenses of the Committee and the Trustee as provided in the Plan and this Trust; and

                  B. Any contributions are returned to the Employer in accordance with Sections 10.3B and C of the Plan.

         6.5 Governing Law. This Agreement shall be construed and enforced under the Act and the laws of the State of North Carolina and all provisions hereof shall administered in accordance with the provisions of Part 4 of Title I the Act and according to the laws of the State of North Carolina, provided that in case of conflict, the provisions of the shall control.

         IN WITNESS WHEREOF, the Employer and the Trustee have caused this Statement of the "C" Trust Agreement to be signed and sealed on the 15th day of March, 1999.


                                     INGLES MARKETS, INCORPORATED



                                     By: /s/  Brenda S. Tudor
                                         -----------------------------------
                                     Title: Vice President - Finance and
                                            Chief Financial Officer


                                     Attest: /s/ David Keathley
                                            --------------------------------
                                     Title: Secretary
                                            --------------------------------



                                              (CORPORATE SEAL)

                                     TRUSTEES

                                     /s/ Robert P. Ingle
                                     ---------------------------------
                                     Robert P. Ingle, Trustee



                                     /s/ Vaughn C. Fisher
                                     ---------------------------------
                                     Vaughn C. Fisher, Trustee



                                     /s/ Brenda S. Tudor
                                     ---------------------------------
                                     Brenda S. Tudor, Trustee














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